Exhibit 16.1

February 2, 2023

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: MDwerks, Inc.

Commission File Number 000-56299

Dear Sirs/Madams:

We have read Item 4.01 of MDwerks, Inc.’s (the “Company”) Form 8-K to be filed on February 2, 2023 and are in agreement with the statements relating only to TAAD, LLP. contained therein. We have no basis to agree or disagree with other matters of the Company reported therein.

Sincerely,

/s/ TAAD, LLP

Diamond Bar, California February 2, 2023